A special meeting of the fund's shareholders was held on April 23, 2010. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

--------------------------------------------------------------------------------
Issue:  To approve a Plan of Reorganization
--------------------------------------------------------------------------------
                                                      Votes             Total
                                             -----------------------    Number
                                                          Against/     of Shares
                                                For      Abstentions    Voted
--------------------------------------------------------------------------------
SBL Fund, Series H (Enhanced Index)           4,716,929     504,509    5,221,438
--------------------------------------------------------------------------------

A special meeting of the fund's shareholders was held on May 21, 2010. The results of votes taken among the shareholders on the proposals before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

--------------------------------------------------------------------------------
Issue: To approve a new investment advisory agreement between SBL Fund and Security Investors, LLC
--------------------------------------------------------------------------------
                                                      Votes             Total
                                             -----------------------    Number
                                                          Against/     of Shares
                                                For      Abstentions    Voted
--------------------------------------------------------------------------------
SBL Fund, Series A (Large Cap Core)           8,171,629     991,623    9,163,252
SBL Fund, Series B (Large Cap Value)         11,195,868   1,229,181   12,425,049
SBL Fund, Series C (Money Market)             9,715,035   1,366,522   11,081,557
SBL Fund, Series D (Global)                  27,069,580   2,568,973   29,638,552
SBL Fund, Series E (U.S. Intermediate Bond)   9,396,785   1,143,164   10,539,949
SBL Fund, Series J (Mid Cap Growth)           5,465,784     804,452    6,270,236
SBL Fund, Series N
  (Managed Asset Allocation)                  3,637,114     846,803    4,483,918
SBL Fund, Series O (All Cap Value)            7,257,458   1,020,877    8,278,335
SBL Fund, Series P (High Yield)               4,763,954     558,889    5,322,843
SBL Fund, Series Q (Small Cap Value)          3,954,882     425,010    4,379,892
SBL Fund, Series V (Mid Cap Value)            5,483,563     642,450    6,126,014
SBL Fund, Series X (Small Cap Growth)         2,133,138     239,000    2,372,138
SBL Fund, Series Y
  (Large Cap Concentrated Growth)             4,208,404     547,159    4,755,562
SBL Fund, Series Z (Alpha Opportunity)        1,374,790     154,205    1,528,995
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Issue: To approve a new investment sub-advisory agreement between Security Investors, LLC and Security Global Investors, LLC
--------------------------------------------------------------------------------
                                                      Votes             Total
                                             -----------------------    Number
                                                          Against/     of Shares
                                                For      Abstentions    Voted
--------------------------------------------------------------------------------
SBL Fund, Series D (Global)                  27,045,179   2,593,373   29,638,552
SBL Fund, Series Z (Alpha Opportunity)        1,370,206     158,788    1,528,994
--------------------------------------------------------------------------------